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                                                                      EXHIBIT 99



                                                PRINCETON NATIONAL BANCORP, INC.
[PRINCETON NATIONAL BANCORP, INC LOGO]          ANNOUNCES 60,000 SHARE STOCK
                                                REPURCHASE PROGRAM



PRINCETON, Illinois -- May 1, 2003 -- Princeton National Bancorp, Inc. (NASDAQ:
PNBC)

On April 29, 2003, the Board of Directors of Princeton National Bancorp, Inc. approved an additional 60,000 share, or approximately 2%, stock repurchase program that will begin when the existing plan approved on July 15, 2002 is completed. There are 36,041 shares remaining in the current plan. Under the new plan, the Company will repurchase up to 60,000 shares of its outstanding shares of common stock in the open market or in private transactions over the next twelve months. Purchases will be dependent upon market conditions and the availability of shares. The Company currently has 3,196,457 outstanding shares of common stock. Since 1997, the Company has repurchased a total of 938,271 shares through stock repurchase programs.




Inquiries should be directed to:            Lou Ann Birkey, Vice President --
                                              Investor Relations
                                            Princeton National Bancorp, Inc.
                                              (815) 875-4444
                                            E-Mail address: pnbc@citizens1st.com